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                                                                   EXHIBIT 23(a)


                         CONSENT OF INDEPENDENT AUDITORS






         We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-31408, 33-50396, 333-101642, 33-64504 and
         33-65321 and 333-04661) pertaining to various stock option and incentive plans of Gentex Corporation of our report dated January 22, 2003, with respect to the consolidated financial statements of Gentex Corporation and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2002.




                                                /s/ Ernst & Young LLP





         Grand Rapids, Michigan
         February 27, 2003





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